Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-132672) of Hanover Compression Limited Partnership of our report dated February 28, 2006 relating to the financial statements and financial statement schedule, which is incorporated by reference in this Form 10-K/A (Amendment No. 1).
/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 12, 2006